Exhibit 99.1

NEWS RELEASE

For further information contact:

Kerry J. Chauvin	Joseph “Duke” Gallagher
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

OCTOBER 12, 2005

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA — (BUSINESS WIRE) — October 12, 2005—Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2005 third quarter earnings on Wednesday, October 26, 2005 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

The management of Gulf Island Fabrication, Inc. will hold a conference call on Wednesday, October 26, 2005; at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended September 30, 2005.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.800.474.8920
Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending November 4, 2005 by dialing:

Phone Number:	1.888.203.1112
Replay Passcode:	6724442

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.